Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(B)(2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

Alabama	63-0371319
(Jurisdiction of incorporation of	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

Regions Bank

Corporate Trust Department

1900 Fifth Avenue North, 26th Floor

Birmingham, Alabama 35203

(Address of principal executive offices)

Patti Maner

Regions Bank, Corporate Trust Services

1900 Fifth Avenue North, 26th Floor

Birmingham, Alabama 35203

(205) 264-5933

(Name, address and telephone number of agent for service)

VULCAN MATERIALS COMPANY

(Exact name of obligor as specified in its charter)

New Jersey	20-8579133
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1200 Urban Center Drive Birmingham, Alabama	35242
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

Item 1.	General information.

Furnish the following information as to the trustee—

(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309

Alabama State Banking Department, 401 Adams Ave., Montgomery, Alabama 36104

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

1.

Articles of Amendment to Articles of Incorporation, including Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3ASR (File No. 333-223626) filed with the Securities and Exchange Commission on March 13, 2018).

2.	Not applicable.

3.

Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3ASR (File No. 333-202769) filed with the Securities and Exchange Commission on March 16, 2015).

4.	Bylaws of the Trustee.

5.	Not applicable.

6.	Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

7.	Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Regions Bank, an Alabama banking corporation, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, State of Alabama on the 11th day of October, 2018.

REGIONS BANK

By	/s/ Patti Maner
Name: Patti Maner
Title: Vice President

EXHIBIT 4

BY-LAWS OF

REGIONS BANK

(As amended July 25, 2018)

ARTICLE I. OFFICES

Section 1.    Registered Office.

The registered office of Regions Bank (the “Bank”) shall be maintained at the office of the Corporation Service Company, Inc., in the City of Montgomery, in the County of Montgomery, in the State of Alabama, or such other location as may be designated by the Board of Directors. Corporation Service Company, Inc. shall be the registered agent of the Bank unless and until a successor registered agent is appointed by the Board of Directors.

Section 2.    Other Offices.

The Bank may have other offices at such places as the Board of Directors may from time to time appoint or the business of the Bank may require.

Section 3.    Principal Place of Business.

The principal place of business of the Bank shall be in Birmingham, Alabama.

ARTICLE II. MEETINGS OF STOCKHOLDERS

Section 1.    Annual Meeting.

Annual meetings of stockholders for the election of members of the Board of Directors (“Directors”) and for such other business as may be stated in the notice of the meeting, shall be held at such place, time and date as the Board of Directors, by resolution, shall determine.

Section 2.    Special Meetings.

Special meetings of the stockholders for any purpose may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Secretary or by resolution of the Directors. Special meetings of stockholders may be held at such time and place as shall be stated in the notice of the meeting.

Section 3.    Voting.

The vote of a majority of the votes cast by the shares entitled to vote on any matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter, except as otherwise required by law or by the Articles of Incorporation of the Bank.

Section 4.    Quorum.

At each meeting of stockholders, except where otherwise provided by applicable law, the Articles of Incorporation or these By-Laws, the holders of a majority of the outstanding shares of the Bank entitled to vote on a matter at the meeting, represented in person or by proxy, shall constitute a quorum. If less than a majority of the outstanding shares are represented, a majority of the shares so represented may adjourn the meeting from time to time without further notice, but until a quorum is secured no other business may be transacted. The stockholders present at a duly organized meeting may continue to transact business until an adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

ARTICLE III. DIRECTORS

Section 1.    Number and Term.

The number of Directors that shall constitute the whole Board of Directors shall be fixed, from time to time, by resolutions adopted by the Board of Directors, but shall not be less than three persons. The number of Directors shall not be reduced so as to shorten the term of any Director in office at the time.

Directors elected at each annual or special meeting or appointed pursuant to Article III, Section 4 of these By-Laws shall hold office until the next annual meeting and until his or her successor shall have been elected and qualified, or until his or her earlier retirement, death, resignation or removal. Directors need not be residents of Alabama.

Section 2.    Chairman of the Board and Lead Independent Director.

The Board of Directors shall by majority vote designate from time to time from among its members a Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall have and perform such duties as prescribed by these By-Laws and by the Board of Directors. The position of Chairman of the Board of Directors is a Board position; provided, however, the position of Chairman of the Board of Directors may be held by a person who is also an officer of the Bank.

In the absence of the Chairman of the Board of Directors, or in the case he or she is unable to preside, the Lead Independent Director, if at the time a Director of the Bank has been designated by the Board of Directors as such, shall have and exercise all powers and duties of the Chairman of the Board of Directors and shall preside at all meetings of the Board of Directors. If at any Board of Directors meeting neither of such persons is present or able to act, the Board of Directors shall select one of its members as acting chair of the meeting or any portion thereof.

Section 3.    Resignations.

Any Director may resign at any time. All resignations shall be made in writing, and shall take effect at the time of receipt by the Chairman of the Board of Directors, Chief Executive Officer, President or Secretary or at such other time as may be specified therein. The acceptance of a resignation shall not be necessary to make it effective.

Section 4.    Vacancies.

If the office of any Director becomes vacant, including by reason of resignation or removal, or the size of the Board of Directors is increased, the remaining Directors in office, even if less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy or new position, and such person shall hold office for the unexpired term and until his or her successor shall be duly chosen.

Section 5.    Removal.

Any Director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Bank entitled to vote generally in the election of Directors, at any meeting of the stockholders called for that purpose.

Section 6.    Powers.

The business and affairs of the Bank shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by applicable law, the Articles of Incorporation of the Bank or pursuant to these By-Laws.

Section 7.    Meetings.

Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by the Board of Directors; provided, however, such regular meetings shall be held at intervals in compliance with the Alabama Banking Code.

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, Lead Independent Director, Chief Executive Officer or President, or Secretary on the request of any two members of the Board of Directors, on at least two days’ notice to each Director and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the notice of such meeting.

Unless otherwise restricted by the Articles of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone, video, or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. Notice of any special meeting of the Board of Directors need not be given personally, and may be given by United States mail, postage prepaid or by any form of electronic communication, and shall be deemed to have been given on the date such notice is transmitted by the Bank (which, if notice is mailed, shall be the date when such notice is deposited in the United States mail, postage prepaid, directed to the applicable Director at such Director’s address as it appears on the records of the Bank).

Section 8.    Quorum; Vote Required for Action.

A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Articles of Incorporation or these By-Laws shall require a vote of a greater number.

Section 9.    Compensation.

Unless otherwise restricted by the Articles of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Bank in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

Section 10.    Action Without Meeting.

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 11.    Committees.

A majority of the Board of Directors shall have the authority to designate one or more committees, each committee to consist of one or more of the Directors of the Bank. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any committee of the Board of Directors, to the extent provided in the resolutions of the Board of Directors or in these By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Bank and may authorize the seal of the Bank to be affixed to all papers that may require it, in each case to the fullest extent permitted by applicable law. In the absence or disqualification of any member of a committee from voting at any meeting of such committee, the remaining member or members thereof present at such meeting and not disqualified from voting, whether or not the remaining member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member.

Section 12.    Eligibility.

No person shall be eligible to serve as Director of the Bank unless such person shall be the owner of shares of stock of the parent holding company of the number and held in the manner sufficient to meet the requirements of any applicable law or regulation in effect requiring the ownership of Directors’ qualifying shares.

Section 13.    Directors Protected.

Each Director shall, in the performance of his or her duties, be fully protected in relying in good faith upon reports made to the Directors by the officers of the Bank, state or federal bank examiners, any independent accountant, any appraiser selected with reasonable care, counsel, or a committee of the Board of Directors, or in relying in good faith upon other records or books of account of the Bank.

ARTICLE IV. OFFICERS

Section 1.    Officers, Elections, Terms.

The officers of the Bank shall be a Chief Executive Officer; a President;; one or more vice presidents or directors (referring in this context to service in an officer capacity), who may be designated Senior Executive Vice Presidents, Executive Vice Presidents, Executive Managing Directors, Senior Vice Presidents, Managing Directors, Vice Presidents, Directors, and Assistant Vice Presidents; a Secretary; one or more Assistant Secretaries; a Chief Financial Officer; a Controller; an Auditor; and such other officers as may be deemed appropriate. All of such officers shall be appointed annually by the Board of Directors to serve for a term of one year and until their respective successors are appointed and qualified or until such officer’s earlier death, resignation, retirement, or removal, except that the Board of Directors may delegate the authority to appoint officers holding the position of Senior Executive Vice President and below in accordance with procedures established or modified by the Board from time to time. None of the officers of the Bank need be Directors. More than one office may be held by the same person.

Section 2.    Chief Executive Officer.

The Board of Directors shall appoint a Chief Executive Officer of the Bank. The Chief Executive Officer is the most senior executive officer of the Bank, and shall be vested with authority to act for the Bank in all matters and shall have general supervision of the Bank and of its business affairs, including authority over the detailed operations of the Bank and over its personnel, with full power and authority during intervals between sessions of the Board of Directors to do and perform in the name of the Bank all acts and deeds necessary or proper, in his or her opinion, to be done and performed and to execute for and in the name of the Bank all instruments, agreements, and deeds that may be authorized to be executed on behalf of the Bank or may be required by law. The Chief Executive Officer may, but need not, also hold the office of President.

Section 3.    President.

The President shall, subject to the control of the Board of Directors and of any committee of the Board of Directors having authority in the premises, have, and may exercise, the authority to act for the Bank in all ordinary matters and perform other such duties as directed by the By-Laws, the Board of Directors, or the Chief Executive Officer. Among the officers of the Bank, the President is subordinate to only the Chief Executive Officer and is senior to the other officers of the Bank. The authority of the President shall include authority over the detailed operations of the Bank and over its personnel with full power and authority during intervals between sessions of the Board of Directors to do and perform in the name of the Bank all acts and deeds necessary or proper, in his or her opinion, to be done and performed and to execute for and in the name of the Bank all instruments, agreements, and deeds that may be authorized to be executed on behalf of the Bank or may be required by law.

Section 4.    Vice Presidents.

The vice presidents or directors, who may be designated as Senior Executive Vice Presidents, Executive Vice Presidents, Executive Managing Directors, Senior Vice Presidents,

Managing Directors, Vice Presidents, Directors, and Assistant Vice Presidents, shall, subject to the control of the Board of Directors, the Chief Executive Officer or the President, have and may exercise the authority vested in them in all proper matters, including authority over the detailed operations of the Bank and over its personnel.

Section 5.    Chief Financial Officer.

The Chief Financial Officer, or his or her designee, shall have and perform such duties as are incident to the office of Chief Financial Officer and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer, or the President.

Section 6.    Secretary and Assistant Secretary.

The Secretary shall keep minutes of all meetings of the stockholders and the Board of Directors unless otherwise directed by either of those bodies. The Secretary, or in his or her absence, any Assistant Secretary, shall attend to the giving and serving of all notices of the Bank. The Secretary shall perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors, and shall do and perform such other duties as may from time to time be assigned by the Board of Directors, Chairman of the Board of Directors, Chief Executive Officer, or President.

Section 7.    Controller.

The Controller shall, under the direction of the Chief Executive Officer, President, Chief Financial Officer, or other more senior officer, have general supervision and authority over all reports required of the Bank by law or by any public body or officer or regulatory authority pertaining to the condition of the Bank and its assets and liabilities. The Controller shall have general supervision of the books and accounts of the Bank and its methods and systems of recording and keeping accounts of its business transactions and of its assets and liabilities. The Controller shall be responsible for preparing statements showing the financial condition of the Bank and shall furnish such reports and financial records as may be required of him or her by the Board of Directors or by the Chief Executive Officer, President, Chief Financial Officer, or other more senior officer.

Section 8.    Auditor.

The Auditor’s office may be filled by an employee of the Bank or his or her duties may be performed by an employee or committee of the parent company of the Bank. The Auditor shall have general supervision of the auditing of the books and accounts of the Bank, and shall continuously and from time to time check and verify the Bank’s transactions, its assets and liabilities, and the accounts and doings of the officers, agents and employees of the Bank with respect thereto. The Auditor, whether an employee of the Bank or of its parent, shall be directly accountable to and under the jurisdiction of the Board of Directors and, if applicable, its designated committee, acting independently of all officers, agents and employees of the Bank. The Auditor shall render reports covering matters in his or her charge regularly and upon request to the Board and, if applicable, its designated committee.

Section 9.    Other Officers and Agents.

The Board of Directors may appoint such other officers and agents as it may deem advisable, such as General Counsel, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The functions of a cashier of the Bank may be performed by the Controller or any other officer of the Bank whose area of responsibility includes the function to be performed.

Section 10.    Management Policymaking Committee.

Pursuant to the By-Laws of Regions Financial Corporation, the Chief Executive Officer shall establish and name (and may rename from time to time) an executive management committee (herein referred to as the “Committee”) to develop, publish and implement policies and procedures for the operation of Regions Financial Corporation and its subsidiaries and affiliates, including the Bank.

Section 11.    Officer in Charge of Wealth Management.

The officer in charge of Wealth Management shall be designated as such by the Board of Directors and shall exercise general supervision and management over the affairs of Private Wealth Management, Institutional Services, and Wealth Management Middle Office, which groups are responsible for exercise of the Bank’s trust powers. Such officer is hereby empowered to appoint all necessary agents or attorneys; also to make, execute and acknowledge all checks, bonds, certificates, deeds, mortgages, notes, releases, leases, agreements, contracts, bills of sale, assignments, transfers, powers of attorney or of substitution, proxies to vote stock, or any other instrument in writing that may be necessary in the purchase, sale, mortgage, lease, assignment, transfer, management or handling, in any way of any property of any description held or controlled by the Bank in any fiduciary capacity. Said officer shall have such other duties and powers as shall be designated by the Board of Directors.

Section 12.    Other Officers in Private Wealth Management, Institutional Services, and Wealth Management Middle Office.

The officer in charge of Wealth Management shall appoint officers responsible for the activities of Private Wealth Management, Institutional Services, and Wealth Management Middle Office. Various other officers as designated by the officers responsible for the activities of Private Wealth Management, Institutional Services, and Wealth Management Middle Office are empowered and authorized to make, execute, and acknowledge all checks, bonds, certificates, deeds, mortgages, notes, releases, leases, agreements, contracts, bills of sale, assignments, transfers, powers of attorney or substitution, proxies to vote stock or any other instrument in writing that may be necessary to the purchase, sale, mortgage, lease, assignments, transfer, management or handling in any way, of any property of any description held or controlled by the Bank in any fiduciary capacity.

Section 13.    Removal and Retirement of Officers.

At its pleasure, the Board of Directors may remove any officer from office at any time by a majority vote of the Board of Directors; provided, however, that the terms of any employment or compensation contract shall be honored according to its terms. An individual’s status as an officer will terminate without the necessity of any other action or ratification immediately upon termination for any reason of the individual’s employment by the Bank.

ARTICLE V. MISCELLANEOUS

Section 1.    Certificates of Stock.

Certificates of stock of the Bank shall be signed by the President and the Secretary of the Bank, which signatures may be represented by a facsimile signature. The certificate may be sealed with the seal of the Bank or an engraved or printed facsimile thereof. The certificate represents the number of shares of stock registered in certificate form owned by such holder.

Section 2.    Lost Certificates.

In case of the loss or destruction of any certificate of stock, the holder or owner of same shall give notice thereof to the Chief Executive Officer, President, any Senior Executive Vice President, or Secretary of the Bank and, if such holder or owner shall desire the issue of a new certificate in the place of the one lost or destroyed, he or she shall make an affidavit of such loss or destruction and deliver the same to any one of said officers and accompany the same with a bond with surety satisfactory to the Bank to indemnify the Bank and save it harmless against any loss, cost or damage in case such certificate should thereafter be presented to the Bank, which affidavit and bond shall be, at the discretion of the deciding party listed in this Section 2, unless so ordered by a court having jurisdiction over the matter, approved or rejected by the Board of Directors, the Chief Executive Officer, the President or a Senior Executive Vice President before the issue of any new certificate.

Section 3.    Transfer of Shares.

Title to a certificate and to the shares represented thereby can be transferred only by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby, or by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

Section 4.    Fractional Shares.

No fractional part of a share of stock shall be issued by the Bank.

Section 5.    Stockholders Record Date.

In order that the Bank may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.    Dividends.

Subject to the provisions of the Articles of Incorporation, at any regular or special meeting the Board of Directors may, out of funds legally available therefor, declare dividends upon the capital stock of the Bank as and when it deems expedient. Before declaring any dividend, there may be set apart out of any fund of the Bank available for dividends, such sum or sums as the Directors, from time to time in their discretion, deem proper for working capital; as a reserve fund to meet contingencies; for equalizing dividends; or for such other purposes as the Directors shall deem conducive to the interests of the Bank. No dividends shall be declared that exceed the amounts authorized by applicable laws and regulations or are otherwise contrary to law.

Section 7.    Seal.

The Bank may have a corporate seal, which shall have the name of the Bank inscribed thereon and shall be in such form as prescribed by the Board of Directors from time to time. The seal may also include appropriate descriptors, such as the words: “An Alabama Banking Corporation.” The Secretary of the Bank shall have custody of the seal and is authorized to affix the same to instruments, documents, and papers as required by law or as customary or appropriate in the Secretary’s judgment and discretion. Without limiting the general authority of the Board of Directors of the Bank to name, appoint, remove, and define the duties of officers of the Bank, the Secretary is further authorized to cause reproductions of the seal to be made, distributed to, and used by officers and employees of the Bank whose duties and responsibilities involve the execution and delivery of instruments, documents, and papers bearing the seal of the Bank. In this regard, the Secretary is further authorized to establish, implement, interpret, and enforce policies and procedures governing the use of the seal and the authorization by the Secretary of officers and employees of the Bank to have custody of and to use the seal. Such policies and procedures may include (i) the right of the Secretary to appoint any Bank employee as an Assistant Secretary of the Bank, if such appointment would, in the Secretary’s judgment, be convenient with respect to such employee’s custody and use of a seal and/or (ii) the right of the Secretary to authorize Bank employees to have and use seals as delegates of the Secretary without appointing such employees as Assistant Secretaries of the Bank.

Section 8.    Fiscal Year.

The fiscal year of the Bank shall be the calendar year.

Section 9.    Checks, Drafts, Transfers, etc.

The Chief Executive Officer, the President, , any vice president or director, any Assistant Vice President, any Branch Manager or any other employee designated by the Board of Directors is authorized and empowered on behalf of the Bank and in its name to sign and endorse checks and warrants; draw drafts; issue and sign cashier’s checks; guarantee signatures; give receipts for money due and payable to the Bank; sell, assign and transfer shares of capital stock, bonds, or other personal property or securities standing in the name of or held by the Bank, whether in its own right or in any fiduciary capacity; make or join in such consents, requests or commitments with respect to the same as may be appropriate or authorized as to the holder thereof; and sign such other papers and do such other acts as are necessary in the performance of his or her duties. The authority conveyed to any employee designated by the Board of Directors may be limited by general or specific resolution of the Board of Directors.

Section 10.    Notice and Waiver of Notice.

Whenever any notice whatever is required to be given under the provisions of any law or under the provisions of the Articles of Incorporation of the Bank or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business at the meeting because the meeting is not lawfully called or convened.

Section 11.    Right of Indemnity.

To the full extent provided for and in accordance with the Alabama Business Corporation Law, and specifically Section 10A-2-8.50 et seq. of the Code of Alabama (1975), or any statute amendatory or supplemental thereof (the “Corporation Law”), the Bank shall indemnify and hold harmless each Director or officer now or hereafter serving the Bank against any loss and reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any claim, or any action, suit or proceeding against him or her or in which he or she is made a party, by reason of him or her being or having been a Director or officer of the Bank, or who, while a Director or officer of the Bank, is or was serving at the Bank’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. Such right of indemnity shall not be deemed exclusive of any other rights to which such Director or officer may be entitled under any statute, article of incorporation, rule of law, other bylaw, agreement, vote of stockholders or directors, or otherwise. Nor shall anything herein contained restrict the right of the Bank to indemnify or reimburse any officer or Director in any proper case even though not specifically provided for herein.

Notwithstanding anything to the contrary, the Bank shall not make or agree to make any indemnification payment to a Director or officer or any other institution-affiliated party (as such term is defined in 12 CFR § 359.1) with respect to (i) any civil money penalty or judgment resulting from any administrative or civil action instituted by any federal banking agency, except in full compliance with 12 CFR Part 359, (ii) any assessment, order of restitution, penalty, or similar liability imposed under authority of the Alabama Banking Code, or (iii) any liability for violation of Section 10A-2-8.33 of the Corporation Law.

In advance of final disposition, the Bank may, but is not required to, pay for or reimburse the reasonable expenses incurred by a person who may become eligible for indemnification under this Article V, provided the conditions set forth in Section 10A-2-8.53 of the Corporation Law (and, if applicable, 12 CFR § 359.5) shall have been satisfied.

The Bank may purchase and maintain insurance on behalf of said Directors or officers against liability asserted against or incurred by a Director or officer acting in such capacity as described in these By-Laws. Such insurance coverage shall not be used to pay or reimburse a person for the cost of (i) any judgment or civil money penalty assessed against such person in an administrative proceeding or civil action commenced by any federal banking agency or (ii) any assessment or penalty imposed under authority of the Alabama Banking Code. Such insurance coverage may be used to pay any legal or professional expenses incurred in connection with such proceeding or action or the amount of any restitution to the Bank. Any insurance coverage of legal or professional expenses will be coordinated with the Bank’s determination whether to advance expenses in advance of final disposition, taking into account the terms and conditions of the coverage and the requirements of Section 10A-2-8.53 of the Corporation Law.

Section 12.    Execution of Instruments and Documents.

The Chief Executive Officer; the President;; any Senior Executive Vice President, Executive Vice President, Senior Vice President, or Vice President; or any officer holding the title of Executive Managing Director, Managing Director, or Director is authorized, in his or her discretion, to do and perform any and all corporate and official acts in carrying on the business of the Bank, including, but not limited to, the authority to make, execute, acknowledge, accept and deliver any and all deeds, mortgages, releases, bills of sale, assignments, transfers, leases (as lessor or lessee), powers of attorney or of substitution, servicing or sub-servicing agreements, vendor agreements, contracts, proxies to vote stock or any other instrument in writing that may be necessary in the purchase, sale, lease, assignment, transfer, discount, management or handling in any way of any property of any description held, controlled or used by Bank or to be held, controlled or used by Bank, either in its own or in its fiduciary capacity and including the authority from time to time to open bank accounts with the Bank or any other institution; to borrow money in such amounts for such lengths of time, at such rates of interest and upon such terms and conditions as any said officer may deem proper and to evidence the indebtedness thereby created by executing and delivering in the name of the Bank promissory notes or other appropriate evidences of indebtedness; and to guarantee the obligations of any subsidiary or affiliate of the Bank. The enumeration herein of particular powers shall not restrict in any way the general powers and authority of said officers.

By way of example and not limitation, such officers of the Bank are authorized to execute, accept, deliver and issue, on behalf of the Bank and as binding obligations of the Bank, such agreements and instruments as may be within the officer’s area of responsibility, including, as applicable, agreements and related documents (such as schedules, confirmations, transfers, assignments, acknowledgments, and other documents) relating to derivative transactions, loan or letter of credit transactions, syndications, participations, trades, purchase and sale or discount transactions, transfers and assignments, servicing and sub-servicing agreements, vendor agreements, contracts, securitizations, and transactions of whatever kind or description arising in the conduct of the Bank’s business.

The authority to execute and deliver documents, instruments and agreements may be limited by resolution of the Board of Directors or a committee of the Board of Directors, by the Chief Executive Officer, or by the President, by reference to subject matter, category, amount, geographical location, or any other criteria and may be made subject to such policies, procedures and levels of approval as may be adopted or amended from time to time.

Section 13.    Voting Bank’s Securities.

Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President or Executive Managing Director or above, the Controller, the Bank’s General Counsel, and any other officer as may be designated by the Board of Directors shall have full power and authority on behalf of the Bank (i) to attend and to act and vote or (ii) to execute a proxy or proxies empowering others to attend and to act and vote, at any meetings of security holders of any of the corporations in which the Bank may hold securities and, at such meetings, such officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which, as the owner thereof, the Bank might have possessed and exercised, if present.

Section 14.    Bonds of Officers and Employees.

The Board of Directors shall, pursuant to the Alabama Banking Code, designate the officers and employees who shall be required to give bond and fix the amounts thereof.

Section 15.    Satisfaction of Loans.

On payment of sums lent, for which security shall have been taken either by way of mortgage or other lien on real or personal property or by the pledge of collateral, whether said loans have been made from funds of the Bank or from funds held in fiduciary capacity, any officer of the Bank shall have the power and authority to sign or execute any and all collateral release documents that may be necessary or desirable for the purpose of releasing property or property rights held by the Bank as collateral for obligations to the Bank that are paid in full or otherwise satisfied or settled and enter the fact of payment or satisfaction on the margin of the record of any such security or in any other legal manner to cancel such indebtedness and to release said security, and the Chief Executive Officer, the President or any vice president or director of the Bank shall have power and authority to execute a power of attorney authorizing the cancellation, release or satisfaction of any mortgage or other security given to the Bank in its corporate or fiduciary capacity, by such person as he or she may in his or her discretion appoint.

ARTICLE VI. AMENDMENTS

Except as otherwise provided herein or in the Articles of Incorporation of the Bank, these By-Laws may be amended or repealed by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors, and the stockholders may make, alter or repeal any By-Laws, whether or not adopted by them.

ARTICLE VII. EMERGENCY BY-LAWS

Section 1.    Emergency By-Laws.

This Article VII shall be operative if a quorum of the Bank’s Directors cannot readily be assembled because of some catastrophic event (an “emergency”), notwithstanding any different or conflicting provisions in these By-Laws, the Articles of Incorporation or the Code of Alabama. To the extent not inconsistent with the provisions of this Article VII, the By-Laws provided in the other Articles of these By-Laws and the provisions of the Articles of Incorporation shall remain in effect during such emergency and upon termination of such emergency, the provisions of this Article VII shall cease to be operative.

Section 2.    Meetings.

During any emergency, a meeting of the Board of Directors, or any committee thereof, may be called by any member of the Board of Directors, the President, a Senior Executive Vice President, the Secretary or an Assistant Secretary. Notice of the time and place of the meeting shall be given by any available means of communication by the individual calling the meeting to such of the Directors and/or Designated Officers, as defined in Section 3 of this Article, as it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the individual calling the meeting, circumstances permit. As a result of such emergency, the Board of Directors may determine that a meeting of stockholders not be held at any place, but instead be held solely by means of remote communication in accordance with the Code of Alabama.

Section 3.    Quorum.

At any meeting of the Board, or any committee thereof, called in accordance with Section 2 of this Article, the presence or participation of two Directors or one Director and a Designated Officer shall constitute a quorum for the transaction of business. In the event that no Directors are able to attend the meeting of the Board of Directors, then the Designated Officers in attendance shall serve as directors for the meeting, without any additional quorum requirement and will have full powers to act as directors of the Bank.

The Board of Directors or the committees thereof, as the case may be, shall, from time to time but in any event prior to such time or times as an emergency may have occurred, designate the officers of the Bank in a numbered list (the “Designated Officers”) who shall be deemed, in the order in which they appear on such list, directors of the Bank for purposes of obtaining a quorum during an emergency, if a quorum of Directors cannot otherwise be obtained.

Section 4.    By-Laws.

At any meeting called in accordance with Section 2 of this Article, the Board of Directors or a committee thereof, as the case may be, may modify, amend or add to the provisions of this Article VII so as to make any provision that may be practical or necessary for the circumstances of the emergency.

Section 5.    Liability.

No officer, Director or employee of the Bank acting in accordance with the provisions of this Article VII shall be liable except for willful misconduct.

Section 6.    Repeal or Change.

The provisions of this Article VII shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 5 of this Article VII with regard to action taken prior to the time of such repeal or change.

Section 7.    Continued Operations.

In the event of an emergency declared by the President of the United States or the person performing his or her functions, the officers and employees of the Bank will continue to conduct the affairs of the Bank under such guidance from the Directors as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any governmental directives or directives of the Federal Deposit Insurance Corporation during the emergency.

EXHIBIT 6

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issue of Debt Securities by Vulcan Materials Company, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Dated: October 11, 2018

REGIONS BANK

By	/s/ Patti Maner
Name: Patti Maner
Title: Vice President

EXHIBIT 7

REGIONS BANK	FFIEC 031
RSSD-ID 233031	Report Date 6/30/2018
Last Updated on 8/9/2018	17

Schedule RC — Balance Sheet

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin[1]	RCFD0081	1,930,795	1.a.
b. Interest-bearing balances[2]	RCFD0071	2,431,807	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCFD1754	1,567,440	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCFD1773	22,898,051	2.b.
c. Equity securities with readily determinable fair values not held for trading[7]	RCFDJA22	422,320	2.c.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold in domestic offices	RCONB987	0	3.a.
b. Securities purchased under agreements to resell[3]	RCFDB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCFD5369	486,658	4.a.
b. Loans and leases held for investment	RCFDB528	80,477,972	4.b.
c. LESS: Allowance for loan and lease losses	RCFD3123	837,505	4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)	RCFDB529	79,640,467	4.d.
5. Trading assets (from Schedule RC-D)	RCFD3545	110,427	5.
6. Premises and fixed assets (including capitalized leases)	RCFD2145	1,996,792	6.
7. Other real estate owned (from Schedule RC-M)	RCFD2150	73,474	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCFD2130	48,691	8.
9. Direct and indirect investments in real estate ventures	RCFD3656	0	9.
10. Intangible assets (from Schedule RC-M)	RCFD2143	4,802,160	10.
11. Other assets (from Schedule RC-F)	RCFD2160	7,226,003	11.
12. Total assets (sum of items 1 through 11)	RCFD2170	123,635,085	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON2200	96,610,746	13.a.
1. Noninterest-bearing[4]	RCON6631	37,357,600	13.a.1.
2. Interest-bearing	RCON6636	59,253,146	13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN2200	0	13.b.
1. Noninterest-bearing	RCFN6631	0	13.b.1.
2. Interest-bearing	RCFN6636	0	13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased in domestic offices[5]	RCONB993	0	14.a.
b. Securities sold under agreements to repurchase[6]	RCFDB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCFD3548	191,242	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD3190	8,299,835	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures[1]	RCFD3200	495,038	19.
20. Other liabilities (from Schedule RC-G)	RCFD2930	1,761,843	20.
21. Total liabilities (sum of items 13 through 20)	RCFD2948	107,358,704	21.

[1]	Includes cash items in process of collection and unposted debits.
[2]	Includes time certificates of deposit not held for trading.
[7]

Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.

[3]	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.
[4]	Includes noninterest-bearing demand, time, and savings deposits.
[5]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
[6]	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
[1]	Includes limited-life preferred stock and related surplus.

REGIONS BANK	FFIEC 031
RSSD-ID 233031	Report Date 6/30/2018
Last Updated on 8/9/2018	18

Dollar amounts in thousands
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCFD3838	0	23.
24. Common stock	RCFD3230	103	24.
25. Surplus (exclude all surplus related to preferred stock)	RCFD3839	16,462,585	25.
26. Not available			26.
a. Retained earnings	RCFD3632	1,068,673	26.a.
b. Accumulated other comprehensive income[2]	RCFDB530	-1,254,980	26.b.
c. Other equity capital components[3]	RCFDA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCFD3210	16,276,381	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCFD3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCFDG105	16,276,381	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCFD3300	123,635,085	29.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2017

	RCFD6724	NR	M.1.
2. Bank’s fiscal year-end date (report the date in MMDD format)	RCON8678	NR	M.2.

[2]

Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

[3]	Includes treasury stock and unearned Employee Stock Ownership Plan shares.